EXHIBIT 99.2

Lixte Biotechnology Holdings, Inc. Announces the Closing of $5.0 Million Private Placement Priced at the Market

PASADENA, CALIF, July 2, 2025 (GLOBE NEWSWIRE) — Lixte Biotechnology Holdings, Inc. (NASDAQ: LIXT) (the “Company”), a clinical stage pharmaceutical company, today announced the closing of a private placement with accredited investors for the purchase and sale of approximately $5.0 million of shares of Common Stock (or Pre-Funded Warrants), Series B Convertible Preferred Stock and Common Warrants. The offering was priced at the market under Nasdaq rules.

The offering consisted of the sale of an aggregate of 2,382,084 shares of Common Stock (or Pre-funded Warrants in lieu thereof), 3,573,130 shares of Series B Convertible Preferred Stock and 6,355,214 Common Warrants. The Pre-Funded Warrants are immediately exercisable at an exercise price of $0.00001 and may be exercised at any time until exercised in full. The initial exercise price of each Common Warrant is $1.00 per share of Common Stock. The Common Warrants are exercisable immediately and expire 60 months after the resale registration statement registering the underlying shares is declared effective.

Aggregate gross proceeds to the Company are approximately $5.0 million, $4.0 million of which was paid at closing and $1.0 million of which will be paid when the resale registration statement registering Common Stock and the underlying shares is declared effective. The transaction closed on July 2, 2025. The Company expects to use the net proceeds from the offering, together with its existing cash, for general corporate purposes and working capital.

Spartan Capital Securities, LLC acted as exclusive placement agent for the private placement. TroyGould PC acted as counsel to the Company. Kaufman & Canoles, P.C. acted as counsel to Spartan Capital Securities, LLC.

The securities described above were sold in a private placement transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the Common Stock and the Shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lixte Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies. LIXTE has demonstrated that its first-in-class lead clinical PP2A inhibitor, LB-100, is well-tolerated in cancer patients at doses associated with anti-cancer activity. Based on extensive published preclinical data (see www.lixte.com), LB-100 has the potential to significantly enhance chemotherapies and immunotherapies and improve outcomes for patients with cancer.

LIXTE’s lead compound, LB-100, is part of a pioneering effort in an entirely new field of cancer biology – activation lethality – that is advancing a new treatment paradigm. LIXTE’s new approach is covered by a comprehensive patent portfolio. Proof-of-concept clinical trials are currently in progress for colon, small cell lung and sarcoma cancers. Additional information about LIXTE can be found at www.lixte.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

info@lixte.com

General Phone: (631) 830-7092; Investor Phone: (888) 289-5533

or

PondelWilkinson Inc. Investor Relations pwinvestor@pondel.com

Roger Pondel: (310) 279-5965; Laurie Berman: (310) 279-5962